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Exhibit 99.5

CONSENT

        I, Alan B. White, hereby consent to being named in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Hilltop Holdings Inc. (including any amendments to such Registration Statement) in connection with the Agreement and Plan of Merger, dated May 8, 2012, among Hilltop Holdings Inc., Meadow Corporation and PlainsCapital Corporation as a person who will become a director of Hilltop Holdings Inc. upon completion of the transaction.

Dated July 2, 2012

/s/ ALAN B. WHITE Alan B. White

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  Exhibit 99.5
CONSENT